Exhibit 1.3

CORPORATE ACCESS NUMBER: 208127522

ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

TRANSATLANTIC PETROLEUM CORP.

IS THE RESULT OF AN AMALGAMATION FILED ON 1999/01/01.

ALBERTA CONSUMER AND CORPORATE AFFAIRS

BUSINESS CORPORATIONS ACT

(SECTION 179)

ARTICLES OF AMALGAMATION

FORM 9

1.	NAME OF AMALGAMATED CORPORATION

Transatlantic Petroleum Corp.

2.	CORPORATE ACCESS NO.

208127522

3.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

The Corporation is authorized to issue an unlimited number of one class of shares designated as common shares.

4.	RESTRICTIONS IF ANY ON SHARE TRANSFERS

None.

5.	NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

A minimum of 3 and a maximum of 9.

6.	RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY ON

None.

7.	OTHER PROVISIONS IF ANY

The attached Schedule A is incorporated into and forms a part of this Form 9.

8.	NAME OF AMALGAMATING CORPORATIONS

Transatlantic Petroleum Corp.
GHP Exploration Corporation

9.	CORPORATE ACCESS NO.

207417569
208118257

DATED this 31st day of December, 1998.

Signature: John Andriuk

Position Held: Director

SCHEDULE A

TO TIIE ARTICLES OF AMALGAMATION OF

TRANSATLANTIC PETROLEUM CORP.

(“the Corporation”)

I.	Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act (Alberta), the directors may from time to time, without the authorization of the shareholders,

(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

(c)	subject to the Business Corporations Act (Alberta), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate. pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Nothing in this clause limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2.	Subject to the Business Corporations Act (Alberta), the board of directors may, between annual general meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of shareholders.

3.	The number of directors of the Corporation shall be fixed or changed by resolution of the shareholders or the directors provided that the number of directors may not be less than the minimum number nor more than the maximum number of directors set out in the articles.